Exhibit 99.1

NEWS

INVESTOR CONTACT:  (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS NOVEMBER 2007 OPERATIONAL RESULTS

CALABASAS, CA (December 13, 2007) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended November 30, 2007.  Key operational results included the following:

•    Mortgage loan fundings for the month of November 2007 totaled $23 billion, a 40 percent decline from November 2006.

•    Average daily mortgage loan application activity for November 2007 was $1.9 billion, a 32 percent decrease from November 2006.  The mortgage loan pipeline was $43 billion at November 30, 2007, as compared to $62 billion for the same period last year.

•    The mortgage loan servicing portfolio continued to grow, reaching $1.47 trillion at November 30, 2007.  This is an increase of $193 billion, or 15 percent, from November 30, 2006.

•    Banking Operations’ assets were $109 billion at November 30, 2007, which compares to $82 billion at November 30, 2006.

•    Securities trading volume in the Capital Markets segment of $294 billion for November 2007 was 10 percent lower when compared with the same month last year.

•    Net earned premiums from the Insurance segment were $147 million in November 2007, up 47 percent from November 2006.

“November’s operating results reflect the trends of today’s mortgage market,” said David Sambol, President and Chief Operating Officer.  “Our total mortgage loan fundings were up 5 percent from the prior month, while average daily applications and the mortgage pipeline were up 6 percent and 4 percent, respectively, from October levels.  Origination mix continues to shift as third-party originated fundings as a percent of total mortgage loan fundings have decreased year-over-year and retail fundings as a percent of total have increased.  In addition, government fundings represented 10 percent of total mortgage loan fundings in November 2007 versus 3 percent in November 2006.”

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“Retail deposits at Countrywide Bank continued to grow during the month, and totaled $31 billion at the end of November, up from $29 billion last month and $24 billion at the end of November 2006,” Sambol continued.   “Our plan to have nearly 200 financial centers open by year-end is on track with 170 up and running at the end of November.”

“Countrywide is pleased with the Bush administration’s endorsement of the industry’s HOPE NOW initiative,” Sambol concluded.  “As a founding member and strong advocate of the HOPE NOW Alliance, we commend all those involved for seeking ways to work together on a solution to assist borrowers facing challenges in today’s marketplace.  This initiative aligns with Countrywide’s own $16 billion home preservation plan announced in October.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt; reduced access to corporate debt markets or other sources of liquidity; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in debt ratings; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

(Tables follow)

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	November 30	November 30	November 30	November 30
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	21	21	233	232
Average Daily Mortgage Loan Applications	$1,851	$2,729	$2,591	$2,635
Mortgage Loan Pipeline (loans-in-process)	$42,580	$62,004
Commercial Real Estate Loan Pipeline (loans-in-process)	$639	$2,232

Loan Fundings (2):
Retail Lending	$9,465	$12,809	$135,084	$141,830
Wholesale Lending	3,063	6,650	67,191	87,756
Correspondent Lending	9,852	17,764	173,098	166,961
Capital Markets Purchases	5	565	4,977	16,083
Banking Operations Purchases (2)	742	490	4,498	8,141
Total Mortgage Loan Fundings	23,127	38,278	384,848	420,771
Commercial Real Estate Lending	121	863	7,240	4,578
Total Loan Fundings	$23,248	$39,141	$392,088	$425,349

Total Bank Loan Fundings(3)	$21,171	$15,725	$208,912	$114,028

Loan Fundings in Units (2):
Retail Lending	53,072	75,501	792,870	903,381
Wholesale Lending	14,992	32,856	327,355	428,066
Correspondent Lending	47,440	87,847	868,002	836,984
Capital Markets Purchases	10	2,198	15,736	61,903
Banking Operations Purchases (2)	9,917	1,527	47,514	63,618
Total Mortgage Loan Fundings	125,431	199,929	2,051,477	2,293,952
Commercial Real Estate Lending	36	70	1,042	533
Total Loan Fundings	125,467	199,999	2,052,519	2,294,485

Total Bank Loan Fundings(3)	116,590	87,298	1,205,867	750,665

Mortgage Loan Fundings (2)(4):
Purchase	$9,732	$15,960	$162,990	$191,174
Non-purchase	13,395	22,318	221,858	229,597
Total Mortgage Loan Fundings	$23,127	$38,278	$384,848	$420,771

Mortgage Loan Fundings by Product (2):
Government Fundings	$2,406	$1,176	$19,910	$11,853
ARM Fundings	$3,326	$14,303	$105,554	$195,680
Home Equity Fundings	$1,903	$3,219	$33,135	$44,605
Nonprime Fundings	$17	$3,058	$16,987	$36,857

MORTGAGE LOAN SERVICING (5)
Volume	$1,470,845	$1,278,101
Units	9,021,138	8,110,072
Subservicing Volume (6)	$24,670	$18,692
Subservicing Units	229,073	183,359
Prepayments in Full	$11,635	$19,455	$184,653	$195,486
Bulk Servicing Acquisitions	$21	$2,164	$21,719	$9,192
Servicing Portfolio Performance - CHL(7)
Delinquency as a percentage of:
unpaid principal balance	6.52%	4.15%
number of loans serviced	6.34%	4.57%
Foreclosures Pending as a percentage of:
unpaid principal balance	1.28%	0.62%
number of loans serviced	0.94%	0.60%

(more)

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	November 30	November 30	November 30	November 30
	2007	2006	2007	2006
LOAN CLOSING SERVICES (units)
Credit Reports	694,475	744,719	10,195,727	9,292,633
Flood Determinations	181,432	292,759	3,016,726	3,116,577
Appraisals	147,374	110,071	1,462,078	1,168,289
Automated Property Valuation Services	883,978	902,351	14,361,075	7,645,711
Other	28,462	20,595	309,660	192,462
Total Units	1,935,721	2,070,495	29,345,266	21,415,672

CAPITAL MARKETS
Securities Trading Volume (8)	$293,597	$325,784	$3,718,167	$3,471,175

BANKING
Banking Operations Assets (in billions)	$109	$82

INSURANCE
Net Premiums Earned:
Carrier	$117.5	$80.0	$1,099.8	$862.2
Reinsurance	29.2	20.1	259.5	203.2
Total Net Premiums Earned	$146.7	$100.1	$1,359.3	$1,065.4

Period-end Rates
10-Year U.S. Treasury Yield	3.97%	4.46%
FNMA 30-Year Fixed Rate MBS Coupon	5.39%	5.57%

(1)     This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company.  All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company.  Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)   During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.

(3)   These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc., purchased from non-affiliates or originated by Countrywide Bank and are included in “Total Loan Fundings” above. The amounts include loans funded for both investment and for sale and commercial real estate loans processed by Countrywide Bank. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)   Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)   Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)   Subservicing volume for non-Countrywide entities.

(7)   Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status. Delinquencies as a percentage of unpaid principal balance and numbers of loans serviced exclude loans in foreclosure.

(8)   Includes trades with Mortgage Banking Segment.

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